Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture and Guarantee, dated as of May 14, 2012 (this "Supplemental Indenture" or "Guarantee"), among URS Corporation, Aman Environmental Construction, Inc. ("Aman"), Apptis, Inc. ("Apptis"), B.P. Barber & Associates, Inc. ("BP"), Cleveland Wrecking Company ("Cleveland"), E.C. Driver & Associates, Inc. ("EC"), EG&G Defense Materials, Inc. ("EG&G"), ForeRunner Corporation ("ForeRunner"), Lear Siegler Logistics International, Inc. ("Lear"), Rust Constructors Inc. ("Rust"), Signet Testing Laboratories, Inc. ("Signet"), URS Alaska, LLC ("URS Alaska"), URS Construction Services, Inc. ("URS Construction"), URS Corporation (Nevada) ("URS Nevada"), URS Corporation Great Lakes ("URS Great Lakes"), URS Corporation Southern ("URS Southern"), URS Corporation – New York ("URS New York"), URS Corporation – North Carolina ("URS North Carolina"), URS Corporation – Ohio ("URS Ohio"), URS Energy & Construction, Inc. ("URS Energy"), URS Federal Services, Inc. ("URS FSI"), URS Federal Services International, Inc. ("URS FSII"), URS Federal Support Services, Inc. ("URS FSSI"), URS Federal Technical Services, Inc. ("URS FTSI"), URS Fox US LP ("URS Fox"), URS Global Holdings, Inc. ("URS GHI"), URS Group, Inc. ("URS Group"), URS Holdings, Inc. ("URS Holdings"), URS International Projects, Inc. ("URS Projects"), URS Nuclear LLC ("URS Nuclear"), URS Operating Services, Inc. ("URS Operating"),  Washington Demilitarization Company, LLC ("Washington Demilitarization"), Washington Government Environmental Services Company LLC ("Washington Environmental"), Washington Ohio Services LLC ("Washington Ohio"), and WGI Global Inc. (together with URS Corporation, Aman, Apptis, BP, Cleveland, EC, EG&G, ForeRunner, Lear, Rust, Signet, URS Alaska, URS Construction, URS Nevada, URS Great Lakes, URS Southern, URS New York, URS North Carolina, URS Ohio, URS Energy, URS FSI, URS FSII, URS FSSI, URS FTSI, URS Fox, URS GHI, URS Group, URS Holdings, URS Projects, URS Nuclear, URS Operating, Washington Demilitarization, Washington Environmental and Washington Ohio, the "New Guarantors"), Flint Energy Services Ltd. (together with its successors and assigns, the "Issuer") and Computershare Trust Company of Canada, as trustee, transfer agent, paying agent and registrar under such Indenture (the "Trustee").

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of June 8, 2011 ("Original Indenture") as amended and supplemented by the Supplemental Indenture dated as of October 20, 2011 among Carson Energy Services Ltd., Supreme Oilfield Construction Ltd., the Issuer and the Trustee (the "First Supplemental Indenture") as further amended and supplemented by the Second Supplemental Indenture dated as of May __, 2012 among the Issuer and the Trustee (the "Second Supplemental Indenture"; the Original Indenture, as amended and supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, is hereinafter called the "Indenture"), providing for the issuance of an unlimited aggregate principal amount of 7.50% Senior Notes due 2019 of the Issuer (the "Notes");

WHEREAS, pursuant to Section 9.1(d) of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder, to add additional Guarantors.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and rateable benefit of the Holders as follows:

ARTICLE I
Definitions

SECTION 1.1 Defined Terms

As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined.  The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II
Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound

Each New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  Each New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.  For greater certainty, the provisions of Section 10.5 of the Indenture shall be applicable to each New Guarantor.

SECTION 2.2 Guarantee

Each New Guarantor hereby fully, unconditionally and irrevocably guarantees, jointly and severally with each other Guarantor, to each Holder and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations of the Issuer pursuant to the Notes and the Indenture and in any event no later than within 15 days of the Issuer failing to make payment.

SECTION 2.3 Confirmation of Guarantee

Each New Guarantor hereby acknowledges and confirms to each Holder and the Trustee that its guarantee under Article 10 of the Indenture and Section 2.2 of this Supplemental Indenture shall remain in full force and effect and shall continue to apply to the Obligations pursuant to the Notes and the Indenture of the successor Issuer resulting from the amalgamation of the Issuer and URS Canada Holdings Ltd. which is expected to occur shortly after this Supplemental Indenture becomes effective.

ARTICLE III
Miscellaneous

SECTION 3.1 Notices

All notices and other communications to the New Guarantors shall be given as provided in the Indenture to the New Guarantors, at their address as set forth below:

600 Montgomery Street
26th Floor
San Francisco, CA 94111
Fax: (415) 986-4167
Attention:  Treasurer

In each case with a copy to (which shall not constitute notice):

Flint Energy Services Ltd.
700, 300 – 5th Avenue S.W.
Calgary, Alberta  T2P 3C4
Fax:  (403) 215-5445
Attention:  Chief Financial Officer

- and -

URS Corporation
600 Montgomery Street
26th Floor
San Francisco, CA 94111
Fax: (415) 986-4167
Attention:  Treasurer

SECTION 3.2 Parties

Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law

This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein.

SECTION 3.4 Severability Clause

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5 Ratification of Indenture; Supplemental Indenture; Part of Indenture; No Liability of Trustee

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee does not make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or each New Guarantor’s Guarantee.

SECTION 3.6 Counterparts

The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7 Headings

The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

FLINT ENERGY SERVICES LTD.

By:	/s/ W.J. (Bill) Lingard
Name: W.J. (Bill) Lingard
Title: President and CEO

URS CORPORATION as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

AMAN ENVIRONMENTAL CONSTRUCTION, INC. as a Guarantor

By:	/s/ Steven M. Aman
Name: Steven M. Aman
Title: Authorized Officer

APPTIS, INC, INC. as a Guarantor

By:	/s/ Mark Gray
Name: Mark Gray
Title: Authorized Officer

B.P. BARBER & ASSOCIATES, INC. as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

CLEVELAND WRECKING COMPANY as a Guarantor

By:	/s/ Aaron Fetzer
Name: Aaron Fetzer
Title: Authorized Officer

E.C. DRIVER & ASSOCIATES, INC. as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

EG&G DEFENSE MATERIALS, INC. as a Guarantor

By:	/s/ Randall A. Wotring
Name: Randall A. Wotring
Title: Authorized Officer

FORERUNNER CORPORATION as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

LEAR SIEGLER LOGISTICS INTERNATIONAL, INC. as a Guarantor

By:	/s/ Randall A. Wotring
Name: Randall A. Wotring
Title: Authorized Officer

RUST CONSTRUCTORS INC. as a Guarantor

By:	/s/ Judy Rodgers
Name: Judy Rodgers
Title: Authorized Officer

SIGNET TESTING LABORATORIES, INC. as a Guarantor

By:	/s/ Ronald Scott Wilson
Name: Ronald Scott Wilson
Title: Authorized Officer

URS ALASKA, LLC as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

URS CONSTRUCTION SERVICES, INC. as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

URS CORPORATION (NEVADA) as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

URS CORPORATION GREAT LAKES as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

URS CORPORATION SOUTHERN as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

URS CORPORATION - NEW YORK as a Guarantor

By:	/s/ Gary Jandegian
Name: Gary Jandegian
Title: Authorized Officer

URS CORPORATION - NORTH CAROLINA as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

URS CORPORATION - OHIO as a Guarantor

By:	/s/ Judy L. Rodgers
Name: Judy L. Rodgers
Title: Authorized Officer

URS ENERGY & CONSTRUCTION, INC. as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

URS FEDERAL SERVICES, INC. as a Guarantor

By:	/s/ Randall A. Wotring
Name: Randall A. Wotring
Title: Authorized Officer

URS FEDERAL SERVICES INTERNATIONAL, INC. as a Guarantor

By:	/s/ Randall A. Wotring
Name: Randall A. Wotring
Title: Authorized Officer

URS FEDERAL SUPPORT SERVICES, INC. as a Guarantor

By:	/s/ Randall A. Wotring
Name: Randall A. Wotring
Title: Authorized Officer

URS FEDERAL TECHNICAL SERVICES, INC. as a Guarantor

By:	/s/ Randall A. Wotring
Name: Randall A. Wotring
Title: Authorized Officer

URS FOX US LP, by its general partner, URS CANADA SUPPORT 2 ULC as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

URS GLOBAL HOLDINGS,, INC. as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

URS GROUP, INC. as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

URS HOLDINGS, INC. as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

URS INTERNATIONAL PROJECTS, INC. as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

URS NUCLEAR LLC as a Guarantor

By:	/s/ Judy L. Rodgers
Name: Judy L. Rodgers
Title: Authorized Officer

URS OPERATING SERVICES, INC. as a Guarantor

By:	/s/ Gary Jandegian
Name: Gary Jandegian
Title: Authorized Officer

WASHINGTON DEMILITARIZATION COMPANY, LLC. as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

WASHINGTON GOVERNMENT ENVIRONMENTAL SERVICES COMPANY LLC as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

WASHINGTON OHIO SERVICES LLC as a Guarantor

By:	/s/ H. Thomas Hicks
Name: H. Thomas Hicks
Title: Chief Financial Officer

WGI GLOBAL INC. as a Guarantor

By:	/s/ Robert W. Zaist
Name: Robert W. Zaist
Title: Authorized Officer

COMPUTERSHARE TRUST COMPANY OF CANADA. as Trustee

By:	/s/ Nazim Nathoo
Name: Nazim Nathoo
Title: Corporate Trust Officer

By:	/s/ Laura Leong
Name: Laura Leong
Title: Corporate Trust Officer